February 10, 2004 FY2003 Summary Report

Disclaimer This presentation material may contain forward- looking statements, including, without limitation, projections about future financial and operating results, and as defined in the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. This forward-looking information is based upon the current expectations and assumptions of Shinhan Financial Group and are subject to certain risks and uncertainties. No assurance is provided to the forward looking statements and expectations provided in this presentation material. The FY2003 financials that are included in this presentation material have not yet been fully completed by our external auditor, therefore it is subject to possible changes in the due course.

^. B/S Highlight Table of Contents ^. P/L Highlight ^. Asset Quality Appendix : CHB Performance Summary ^. Capital Adequacy Ratio ^. Key Financial Figures ^. Synergy Creation

^. B/S Highlight 1. Highlight of Key Accounts 2. Details in Assets by Subsidiaries 3. Loan Growth 4. Credit Card Business

Total Asset SHB SFG 1) (KRW bn) 1. B/S Highlight : Chg Amt 14,420.8 78,524.6 5,773.2 51,488.0 7,214.1 49,188.9 1,551.7 15,307.6 YoY 20.7% 97.1% 12.6% 107.7% 17.7% 108.5% 8.0% 76.9% Total Deposit SHB SFG Total Loan SHB SFG Total Securities SHB SFG FY2002 69,715.1 80,829.6 45,896.8 47,791.8 40,850.3 45,341.1 19,465.5 19,910.5 Highlight of Key Accounts FY2003 84,135.9 159,354.2 51,669.9 99,279.8 48,064.4 94,529.9 21,017.2 35,218.1 Footnote 1): includes Asset Under Management (AUM ) of Shinhan BNP Paribas Investment Trust Management Includes Performance-based Trust Account Includes Chohung Bank assets. Acquisition of Chohung Bank completed in September 2003

SHB T/A GMSH SHCard SBITM AuM Jeju Bank Total (KRW bn) (Intra Transac.) B/A SHC YoY 20.1% 2.3% -0.4% 97.1% 30.5% 86.4% -28.1% 0.8% 69.4% 19.0% 20.2% SH&C Life 283.4% Chg Amt 14,420.8 107.7 -6.5 78,524.6 3,381.6 1,356.6 -695.5 0.4 268.1 11,776.84 193.7 84.3 FY2002 69,715.1 4,618.0 1,802.2 80,829.6 11,090.4 1,569.6 2,473.7 47.1 (386.1) 58,889.4 960.2 29.7 FY2003 84,135.9 4,725.7 1,795.7 159,354.2 14,471.9 2,926.2 1,778.2 47.5 (654.2) 70,066.2 1,153.9 114.0 CHB T/A B/A n.a n.a n.a 63,331.3 4,261.9 59,227.9 63,331.3 4,261.9 59,227.9 2. B/S Highlight : Details in Assets by Subsidiaries

Consumer Loan Home Equity Loan SME Loan Large Corp. Loan Public & Others Total (KRW bn) ^ Based on Shinhan Bank's Korean won-denominated loan only YoY 11.7% 11.0% 30.5% -9.5% 16.8% 172.7% Others 13.1% FY2002 15,992.7 10,738.6 11,876.0 3,754.3 31,734.1 111.1 5, 254.1 Chg Amt 1,872.2 1,185.0 3,616.8 -357.5 5,323.4 191.9 687.2 3. B/S Highlight : Loan Growth FY2003 17,864.9 11,923.6 15,492.8 3,396.8 37,057.5 303.0 5,941.3

FY2002 FY2003 Chg Amt YoY 4. B/S Highlight : Credit Card Business (Shinhan Card only)

^. P/L Highlight 1. SFG Net Profit 2. SFG Net Profit : YoY Comparison 3. Income by Individual Subsidiaries 4. Interest Income vs. Non-interest Income 5. Non-interest Income Summary 6. NIS and NIM

Provision Adjustment Operating Expense Net Profit SHB Card 476.0 (89.8) Capital 15.8 SBITM 0.9 SH&C Insurance (1.7) Total 476.2 (84.3) 26.2 0.9 (1.7) (KRW bn) e Shinhan (1.2) (1.2) SFG (26.3) Total 232.8 363.0 Securities 23.2 8.8 Jeju Bank 3.0 5.2 * Interest income 5.2, G&A expenses (23.9), Others (7.6) Credit Information 0.5 0.5 Goodwill SMFA 1.4 1.4 CHB (195.3) (42.7) (36.2) (17.0) 0.8 (20.0) 0.2 5.5 10.4 192.7 2.6 1.4 172.6 (26.3)* (26.3) 1. P/L Highlight : SFG Net Profit

SHB Card Capital SBITM SH&C Insurance FY2002 (KRW bn) e Shinhan SFG Expense(^)* Net Profit Securities Jeju Bank Credit Information SMFA Chg Amt YoY Valuation Gain using the Equity Method of Accounting Total * Including interest /other income(loss) FY2003 476.2 26.2 (84.3) 0.9 5.2 (1.2) 1.4 26.3 363.0 8.8 (1.7) 389.3 0.5 CHB (42.7) 595.9 13.4 0.5 4.0 6.7 (0.8) 0.1 16.5 602.2 (0.7) 618.7 0.1 (119.7) 12.8 (84.8) (3.1) (1.5) (0.4) 1.3 9.8 239.2 9.5 (1.2) (229.4) 0.4 (42.7) (20.1%) 95.5% n.a (77.5%) (22.4%) n.a 59.4% (39.7%) n.a n.a (37.1%) 400.0% n.a 2. P/L Highlight : YoY Comparison (0.5) n.a

Pre-Provision Income SHB Capital Total Loan Loss Provision SHB Others Net Profit SHB Securities Capital ITMC Total Chg Amt 113.7 266.8 5.5 -119.8 13.9 8.1 -3.1 -387.6 0.1 429.5 (KRW bn) Total FY2002 1,060.2 30.1 1,195.7 168.3 21.5 595.9 9.3 7.6 4.0 620.4 253.7 FY2003 1,173.9 30.2 1,625.2 435.1 26.9 476.0 23.2 15.8 0.9 232.8 1,094.2 840.4 Card Others Card Jeju SHCard YoY 10.7% 158.5% 25.4% -20.1% 149.4% 106.4% -77.1% -62.5% Securities 28.8 20.7 49.5 139.6% 0.5% 35.9% 331.2% 147.1 1.5 82.4 -3.4 127.1% -69.4% 235.9 172.0 268.8% -89.8 -90.3 n.a 0.1 -1.0 n.a 64.8 4.9 0.5 64.0 -1.1 CHB 201.8 201.8 n.a CHB 396.3 396.3 n.a CHB -195.3 -195.3 n.a 3. P/L Highlight : Income by Subsidiaries Jeju 21.2 6.1 40.2% 15.1 * * Chohung Bank's acquisition was completed in September 2003

SHB (KRW bn) Interest Income Non-Interest Income SFG Interest Income Non-Interest Income 1,216.9 420.0 1,219.6 739.8 FY2002 Amount 74% 26% 62% 38% Portion 1,411.2 378.2 1,757.7 952.1 FY2003 Amount 79% 21% 65% 35% Portion 16.0% -10.0% 44.1% 28.7% YoY 4. P/L Highlight : Interest vs. Non-interest Income

Fees & Commissions Credit Card Income 320.8 216.4 (KRW bn) FY2002 Fees on Trust Account 120.3 Securities related Income Income on FC Transaction -97.7 89.5 Others -12.9 Total 420.0 264.9 68.9 FY2003 81.9 8.3 60.2 -37.1 378.2 -17.4% -68.2% YoY -31.9% n.a -32.8% n.a -10.0% -56.0 -147.5 Chg Amt -38.3 106.0 -29.3 -24.1 -41.8 5. P/L Highlight : Non-interest Income (Shinhan Bank only) 1) Footnote 1) Credit Card operation was spun-off in June 2002

Fees & Commissions Credit Card Income 633.2 369.7 (KRW bn) FY2002 Fees on Trust Account 120.4 Securities related Income Income on FC Transaction -74.0 85.1 Others -25.0 Total 739.8 987.4 589.2 FY2003 88.2 -40.3 108.0 -191.2 952.1 55.9% 59.4% YoY -26.8% n.a 26.9% n.a 28.7% 354.2 219.5 Chg Amt -32.2 33.8 22.9 -166.2 212.4 5. P/L Highlight : Non-interest Income (SFG)

YoY Net Interest Spread in KRW -0.07%p NIM -0.23%p NIM in KRW -0.19%p NIM in FX -0.29%p Avg. Lending Rate Avg. Deposit Rate -0.48%p -0.41%p ^ 1. Excluding Credit Card 2. Including Beneficiary Certificates 3. Accumulated Basis FY2002 2.58% 2.49% 2.59% 1. 79% 6.92% 4.34% FY2003 2.51% 2.26% 2.40% 1. 50% 6.44% 3.93% 6. P/L Highlight : NIS and NIM (SHB)

^. Asset Quality 1. Asset Classification and Coverage Ratio (SHB) 2. Delinquency Ratio (SHB) 3. Asset Classification and Coverage Ratio (Shinhan Card) 4. Delinquency Ratio (Shinhan Card)

YE2002 Total Credits Substandard & below (KRW bn) Precautionary & below % Coverage Ratio Substandard & below Precautionary & below 43, 316.0 616.4 1,260.2 2.91% 99.8% 48.8% Footnote) 1. Based on all the LLR including special provisions against ABS issue 2. ABS Issuance only and no NPL sold 615.3 % Loan Loss Reserve1) 12.7% 73.9% 51.1% 0.99%p -15.3%p -1.3%p 0.77%p 47.2% 1.42% YoY NPL Sold & ABS Issue 2) Write-offs3) 116.1 137.5 -100.0% -48.0% Chg Amt. 5,505.4 455.3 644.4 290.4 -116.1 -6.6 YE2003 48,821.4 1,071.7 1,904.6 3.90% 84.5% 47.6% 905.6 2.20% 0.0 71.5 1. Asset Quality : Asset Classification and Coverage (Shinhan Bank only)

Consumer (KRW bn) Footnote) 1. Shinhan Bank only 2. Delinquency in Home Equity Loan and Unsecured Loan is based on bank account only Home Equity Loan Unsecured Loan Consumer Corporate Total Home Equity Loan Unsecured Loan Loan Amount Delinquency Amount Corporate Total Loan Amount Delinquency Amount Loan Amount Delinquency Amount Delinquency Ratio YE2002 115.9 179.6 347.1 66.5 51.6 0.72% 1.14% 0.83% 0.59% 1.93% 16,149.0 15,736.4 41,916.5 YoY 64.5% 59.4% 50.1% 85.6% 11.4% 0.34%p 0.37%p 0.27%p 0.38%p 0.26%p 15.9% 20.7% 13.5% Chg Amt 74.8 106.6 173.9 56.9 5.9 2,562.5 3,255.2 5,635.9 YE2003 190.7 286.2 521.0 123.4 57.5 1.06% 1.51% 1.10% 0.97% 2.19% 18,711.5 18,991.6 47,552.4 2. Asset Quality : Delinquency Ratio (Shinhan Bank only)

Total Credit Substandard & below (KRW bn) Precautionary & below Coverage Ratio Footnote) Figures are in managed basis Loan Loss Reserve Normal Precautionary Substandard Doubtful Estimated Loss Substandard & below Precaution. & below FY2002 2,352.7 3.08% 7.19% 52.6% 95.9 104.3 0.0 45.3 32.8 2,535.1 122.8% FY2003 2,074.4 3.84% 13.58% 37.0% 120.7 233.9 0.0 68.4 23.7 2,400.4 131.1% YoY -11.8% 0.76%p 6.39%p -15.6%p 25.9% 124.3% Na. 51.0% -27.7% -5.3% 8.3%p Chg Amt -278.3 24.8 129.6 0.0 23.1 -9.1 -134.7 3. Asset Quality : Asset Classification and Coverage (Shinhan Card only)

(KRW bn) Delinquency Ratio Over 1 Day Over 1 Month FY2002 5.24% 9.20% Delinquency Amount Over 1 Day Over 1 Month 132.9 233.3 ABS Issuance and Write-offs Write-offs ABS Issuance 0.0 60.7 FY2003 6.15% 8.57% 147.7 205.9 69.7 277.0 YoY 0.91%p -0.63%p 11.1% -11.7% na. 356.3% Chg Amt 14.8 27.4 69.7 216.3 Footnote : 1. ABS issuance of corporate purchase card assets 2. ABS issuance and write-off are on a quarterly basis 3. Managed basis Total Credit 2,535.1 2,402.2 -5.2% -132.9 4. Asset Quality : Delinquency Ratio (Shinhan Card only)

^. Capital Adequacy Ratio

Risk-weighted Assets Capital Adequacy Ratio (KRW bn) Tier 1 Ratio Tier 1 Capital Tier 2 Capital FY2002 40,358.2 10.92% 4.11% 2,749.4 1, 707.1 Tier 2 Ratio 6.81% 16.8% -0.45%p YoY 0.55%p 8.7% 28.7% -0.47%p 6,799.8 Chg Amt 240.4 489.1 47,158.0 10.47% FY2003(E) 4.66% 2,989.8 2,196.2 6.34% Capital Adequacy (Shinhan Bank only) Footnote : Calculated in accordance with the market-risk standard of FSS guideline

^. Key Financial Figures

FY2000 ROA ROE BVPS Loan to Deposit Ratio* 0.72% 10.18% 11,492 76.6% Cost-income Ratio Consolidated Shinhan Bank 39.64% 37.74% EPS 1,156 * Loan to deposit ratio and Substandard & below ratio are for Shinhan Bank only (KRW) Substandard & below ratio* 3.98% FY2001 0.79% 13.83% 12,312 81.1% 42.23% 36.21% 1,498 2.42% FY2002 0.94% 17.57% 13,178 95.7% 45.04% 36.27% 2,066 1.42% FY2003 0.39% 8.99% 15,234 95.8% 41.74% 37.67% 963 2.20% Key Financial Figures

^. Synergy Creation 1. Performance Summary 2. Quarterly Performance 3. Revenue Synergy by Product

1. Synergy Creation : Summary Description of Synergy Annual Target FY2003 % to Target Remarks Retail 49.1 67.2 137% Mutual Funds, FNA, Credit Card, Bancassurance and etc. Corporate Fin. 37.0 39.7 107% Corporate Bonds, ABS, IPO, M&A and etc. Sub-Total 86.1 106.9 124% IT Cost 8.5 9.5 112% Data Warehousing /CRM, IT Equipments, and Call Center Integration and etc. MRO 1.6 1.5 94% OA, expendable supplies, Insurance and etc. Funding Cost 33.5 26.7 80% Funding at SFG for Subsidiaries Sub-Total 43.6 37.7 86% Revenue Synergy Cost Synergy Grand Total 129.7 144.6 111% (Unit: KRW billion)

2. Synergy Creation : 1Q 03 2Q 03 3Q 03 Retail 11.2 13.9 18.7 Corporate 5.8 6.9 13.6 Sub-total 17.0 20.8 32.3 IT cost 2.8 4.0 1.1 MRO 0.1 0.1 0.8 Funding 6.7 8.2 1.5 Sub-total 9.6 12.3 3.4 Revenue Synergy Cost Synergy Total 26.6 33.1 35.7 1Q 2Q 4Q 19.9 24.9 34.2 Quarterly Performance * Excluding cost synergy in funding sector (KRW bn) 4Q 03 23.4 13.4 36.8 1.6 0.5 10.3 12.4 49.2 38.9 3Q

2. Synergy Creation : Revenue Synergy by Product FNA 23.3 Retail Fund 18.2 Credit Card 21.1 Bancassu- rance 4.6 Sub-total 67.2 IPO / Recap. 1.7 Corp. Finance Corporate Bond 5.5 ABS 20.6 M&A 0.7 Leasing 9.9 106.9 Total Others 1.3 Sub-total 39.7

Appendix : CHB Performance 1. Loan Growth 2. Credit Card Business Summary 3. Interest vs. Non-interest Income 4. Non-interest Income Summary 5. NIS and NIM 6. Asset Classification & Coverage 7. Delinquency Ratio 8. Asset Classification & Coverage (Credit Card) 9. Delinquency Ratio (Credit Card) 10. Capital Adequacy

Consumer Home Equity SMEs Large Corps. Public & Others Total Loans (KRW bn) Chg Amt 366.7 167.4 1,218.4 -1,139.7 563.0 117.6 YoY 2.4% 2.5% 9.2% -30.5% 1.7% 31.8% Others 199.3 2.3% FY2002 15,456.5 6,755.7 13,213.4 3,742.1 32,781.9 369.9 8,700.8 FY2003 15,823.2 6,923.1 14,431.8 2,602.4 33,344.9 487.5 8,900.1 1. CHB : Loan Growth ^ Based on Chohung Bank's Korean Won-denominated Loans

2. CHB : Credit Card Business FY2002 FY2003 Chg Amt YoY

(KRW bn) Interest Income Non-Interest Income 1,212.0 666.3 FY2002 Amount 65% 35% Portion 1,330.5 795.1 FY2003 63% 37% Amount Portion 3. CHB : Interest vs. Non-interest Income

4. CHB : Non-interest Income Summary Fees & Commissions Credit Card Income 1,143.3 997.0 (KRW bn) FY2002 Fees on Trust Account -8.7 Securities related Income Income on FC Transaction -409.7 40.8 Others -99.5 Total 666.3 1,004.1 831.4 FY2003 47.0 -46.9 78.1 -287.2 795.1 -12.2% -16.6% YoY n.a n.a 91.4% n.a 19.3% -139.2 -165.5 Chg Amt 55.6 362.8 37.3 -187.7 128.8

YoY NIS in KRW -0.25%p NIM -0.32%p NIM in KRW -0.30%p NIM in FX -0.37%p FY2002 4.19% 3.36% 3.59% 1.35% Average Lending Rate Average Deposit Rate -0.64%p -0.39%p 8.51% 4.32% FY2003 3.94% 3.04% 3.29% 0.98% 7.87% 3.93% 5. CHB : NIS and NIM

FY2002 Total Credits Substandard & below (KRW bn) Precautionary & below Ratio Coverage Ratio Substandard & below Precautionary & below 49,287.0 1,848.6 3,740.0 7.59% 95.0% 46.9% Footnote) 1. Based on all the loan loss provisions including special provision against ABS issue 2. ABS Issue 3. Write-off amount is accumulated basis 1,755.1 Ratio Provisions1) -8.9% 17.2% 5.8% 1.2%p -14.1%p -2.6%p 1.07%p -0.2% 3.75% YoY NPLs Sold2) Write-offs3) 0.0 1,101.5 60.7% FY2003 44,889.8 2,165.7 3,955.3 8.81% 80.9% 44.3% 1,751.3 4.82% 331.7 1,770.1 6. CHB : Asset Classification & Coverage Chg Amt. -4,397.1 317.2 215.3 -3.8 331.7 668.6 n.a

7. CHB : Delinquency Ratio Consumer (KRW bn) Footnote) Delinquency in Home Equity Loan and Unsecured Loan is based on bank account only Home Equity Loan Consumer Corporate Total Home Equity Loan Loan Amount Delinquency Amount Corporate Total Loan Amount Delinquency Amount Loan Amount Delinquency Amount Delinquency Ratio YoY 89.8% 30.9% -6.2% 50.46% 2.2% 0.3% -8.6% Chg Amt 204.4 119.2 -94.0 46.3 1.25%p 0.69%p 0.08%p 0.55%p 335.2 55.1 -4,152.0 YE2003 432.0 504.9 1,422.3 80.6 2.72% 2.95% 3.24% 1.06% 15,856.6 17,097.8 43,897.4 YE2002 227.6 385.7 1,516.3 34.3 1.47% 2.26% 3.16% 0.51% 15,521.4 17,042.7 48,049.4

8. CHB : Asset Classification & Coverage (Card) Total Credit Substandard & below (KRW bn) Precautionary & below Coverage Ratio Footnote) Figures are based on managed basis Loan Loss Reserve Normal Precautionary Substandard Doubtful Estimated Loss Substandard & below Precaution. & below FY2002 4,969.4 8.85% 15.75% 50.1% 465.7 406.9 0.6 386.1 135.4 5,898.4 89.2% FY2003 2,678.3 11.51% 27.59% 37.1% 378.5 594.5 0.9 361.8 63.1 3,698.7 88.9% YoY -46.1% 2.66%p 11.84%p -13.0%p -18.7% 46.1% 45.7% -6.3% -53.4% -37.3% -0.3%p Chg Amt -2,291.1 -87.2 187.6 0.3 -24.3 -72.3 -2,199.7 n.a n.a n.a n.a

9. CHB : Delinquency Ratio (Card) (KRW bn) Delinquency Ratio Over 1 Day Over 1 Month FY2002 9.64% 13.97% Delinquency Amount Over 1 Day Over 1 Month 568.5 824.0 ABS Issuance and Write-offs Write-offs ABS Issuance 0.0 430.3 FY2003 7.42% 11.19% 274.6 413.9 0.0 1,360.3 YoY -2.22%p -2.78%p -51.7% -49.8% n.a n.a Chg Amt -293.9 -410.1 930.0 Footnote : 1. ABS issuance of corporate purchase card assets 2. ABS issuance and write-off are on a quarterly basis 3. Managed basis Total Credit 5,898.4 3,698.7 -37.3% -2,199.7 n.a n.a n.a

10. CHB : Capital Adequacy Risk-weighted Assets Capital Adequacy Ratio (KRW bn) Tier 1 Ratio Tier 1 Capital Tier 2 Capital FY2002 42,840.9 8.66% 4.05% 1,973.1 1,735.7 Tier 2 Ratio 4.61% -6.07% 0.16%p YoY 0.30%p -8.77% 0.82% -0.13%p -2,600.9 Chg Amt -173.1 14.3 40,240.0 8.82% FY2003(E) 4.35% 1,800.0 1,750.0 4.47% Footnote : Calculated in accordance with the market-risk standard of FSS guideline

Investor Relations I. C. Park, Head of IR Team Tel : (822) 6360-3071 icpark@shinhan.com S. H. Yu, Deputy Head of IR Team Tel : (822) 6360-3073 irshy@shinhan.com K. J. Lee, Senior Manager Tel : (822) 6360-3074 qzhome@shinhan.com Y. B. Sim, Senior Manager Tel : (822) 6360-3072 ybsim@shinhan.com Ye-in Kim, Assistant General Manager Tel : (822) 6360-3075 yein@shinhan.com Fax : (822) 777-1883 / 6263-8070 Your Contacts